UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2006

SIRVA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Notes

On September 25, 2006, SIRVA, Inc. (“SIRVA”) agreed to sell $75,000,000 aggregate principal amount of its 10.00% convertible notes due 2011 (the “Notes”), pursuant to the terms of a securities purchase agreement, dated as of September 25, 2006 (the “Purchase Agreement”), among SIRVA, ValueAct Capital Master Fund, L.P. (“ValueAct Capital”) and MLF Offshore Portfolio Company, L.P. (“MLF” and, together with ValueAct Capital, the “Purchasers”).  Pursuant to the terms of the Purchase Agreement, SIRVA also agreed to sell to ValueAct Capital one share of its series A preferred stock (the “Series A Preferred Stock”).  Both Purchasers are current stockholders of SIRVA.

The sale of the Notes and the Series A Preferred Stock was subject to customary closing conditions and SIRVA first obtaining certain amendments to its credit facility as described below.  The transaction, which was exempt from registration under the Securities Act of 1933 (the “Securities Act”) in reliance on Section 4(2), closed on September 29, 2006 (the “Closing Date”).

On the Closing Date, pursuant to the Purchase Agreement, SIRVA issued the Notes to the Purchasers.  Interest is payable on the Notes quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, beginning on December 1, 2006.  The Notes mature on June 1, 2011.  The Notes will automatically convert into 75,000 shares of SIRVA’s 8.00% convertible perpetual preferred stock (the “Convertible Preferred Stock”) upon stockholder approval of the conversion of the Notes and related issuance of Convertible Preferred Stock (the “Conversion Event”).  If a Conversion Event has not occurred by May 31, 2007, SIRVA must pay additional interest on the Notes at a rate of 2.00% per annum.  The additional interest would be paid in shares of SIRVA common stock based on a price of $3.00 per share.

Holders of the Notes may require SIRVA to purchase for cash their notes upon the occurrence of certain events at an amount equal to the principal amount of the Notes plus accrued and unpaid interest and additional common stock interest, if any, up to and including the payment date.  The obligation of SIRVA to purchase the Notes under these circumstances is subject to the terms of SIRVA’s other indebtedness.  Pursuant to the Notes, subject to certain exceptions, SIRVA may not (1) incur additional debt that is senior to the Notes, (2) permit any liens on its or its subsidiaries’ properties or assets, (3) repurchase, redeem or declare or pay any cash dividend or distribution on its common stock, or (4) distribute any material property or assets to common stockholders.

Convertible Preferred Stock

As described above, upon a Conversion Event, the Notes automatically convert into shares of Convertible Preferred Stock.  The Convertible Preferred Stock is convertible into shares of SIRVA common stock, at the option of the holder, at an initial conversion price of $3.00 per share of common stock. The conversion rate of the Convertible Preferred Stock may be adjusted under certain circumstances.  The Convertible Preferred Stock ranks senior to the common stock with respect to the payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of SIRVA.  Dividends are payable on the Convertible Preferred Stock quarterly, when, as and if declared by SIRVA’s Board of Directors (the “Board”), on March 15, June 15, September 15 and December 15 of each year at a rate per annum of 8.00% per share on the liquidation preference.  If SIRVA is unable to pay dividends on the Convertible Preferred Stock on a dividend payment date, the liquidation preference of the shares will be increased by the accretion amount in respect of the unpaid dividend and decreased to the extent SIRVA makes any payments on the Convertible Preferred Stock as described in the Certificate of Designations for the Convertible Preferred Stock.  The initial liquidation preference of a share of Convertible Preferred Stock is $1,000.

The dividend rate or accretion rate applicable to the Convertible Preferred Stock may be increased by 0.50% per annum if (1) SIRVA fails to comply with its obligations under the registration rights agreement, dated as of September 29, 2006 (the “Registration Rights Agreement”), between SIRVA and the Purchasers or (2) SIRVA’s common stock ceases to be listed on a national securities exchange in the United States.  The additional dividends will cease upon the termination of the applicable event of default.

Holders of the Convertible Preferred Stock are entitled to one vote for each share of common stock into which their Convertible Preferred Stock is convertible as of the record date for all matters voted upon by the holders of common stock, other than the right to vote for the election of directors, except upon a dividend default as described below.  In addition, as long as any shares of Convertible Preferred Stock are outstanding, the approval or consent of two-thirds interest of the holders of the outstanding Convertible Preferred Stock, voting separately as a class, is required (1) for any amendment to the terms of the Convertible Preferred Stock or the Certificate of Designations for the Convertible Preferred Stock, (2) for any amendment of the Restated Certificate of Incorporation or the bylaws of SIRVA if the amendment would alter or change the powers, preferences, privileges or rights of the holders of the Convertible Preferred Stock so as to affect them adversely, (3) to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any stock that ranks senior to (“Senior Stock”) or pari passu with (“Parity Stock”) the Convertible Preferred Stock as to dividends and liquidation preference, or (4) to reclassify any authorized stock of SIRVA into any Parity Stock, Senior Stock, or any obligation or security convertible into or evidencing a right to purchase any Parity Stock or Senior Stock.  However, no such vote is required for SIRVA to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any stock junior to the Convertible Preferred Stock as to dividends and liquidation preference.

In addition, if SIRVA does not (1) pay dividends in full on the Convertible Preferred Stock for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, (2) repurchase shares of Convertible Preferred Stock upon the occurrence of certain fundamental changes, or (3) issue common stock upon a holder’s conversion, then the number of directors constituting the Board will be increased by two and the holders of outstanding Convertible Preferred Stock, voting separately as a class, will have the right to elect those additional directors to the Board at the next annual meeting of stockholders and at each subsequent stockholders meeting at which directors are elected until (A) all accumulated dividends have been paid in full or funds have been set aside by SIRVA for the payment in full of such dividends or (B) all such shares have been repurchased or sufficient funds have been set aside by SIRVA for such repurchase. These additional directors will not be divided into classes of the Board.

At any time on or after September 25, 2008, SIRVA may cause the Convertible Preferred Stock to be automatically converted into shares of common stock at the then-effective conversion price if (1) there is an effective registration statement covering the resale of all shares of common stock issuable upon such conversion and (2) the closing sale price of the common stock equals or exceeds 200% of the conversion price for at least 20 trading days in any consecutive 30 trading day period, including the last trading day of that period, ending on the trading day prior to SIRVA’s issuance of a press release announcing its right to force conversion.  At any time on or after September 25, 2009, the conversion premium will be 250%.

If certain fundamental changes occur, SIRVA must repurchase the Convertible Preferred Stock, at the holder’s option, in cash at a price equal to the liquidation preference, plus accrued and unpaid dividends, to, but excluding, the purchase date, subject to certain exceptions.

Series A Preferred Stock

Pursuant to the terms of the Purchase Agreement, SIRVA also issued to ValueAct Capital one share of its Series A Preferred Stock on September 29, 2006.  The Series A Preferred Stock ranks senior to the common stock with respect to the distribution of assets upon the liquidation, winding-up or dissolution of SIRVA, and holders would receive, after any distribution on SIRVA’s indebtedness or stock that ranks senior to the Series A Preferred Stock, an amount equal to $1.00.  The Series A Preferred Stock is not convertible into shares of common stock nor entitled to the payment of dividends.

Pursuant to the terms of the Certificate of Designations for the Series A Preferred Stock, as long as the holder holds at least $6,000,000 in principal amount of the Notes or 6,000 shares of Convertible Preferred Stock, it may elect, remove or replace two directors (the “Designated Directors”) to the Board.  The Designated Directors are a separate single class of directors and their terms are not divided into classes or staggered.  If at any time the holder ceases to hold (1) at least $6,000,000 but continues to hold at least $3,000,000 principal amount of Notes or (2) at least 6,000 but continues to hold 3,000 shares of Convertible Preferred Stock, the number of Designated Directors will be permanently reduced to one, the terms of both Designated Directors will immediately terminate and the holder may elect, remove or replace one Designated Director.  Finally, if at any time the holder ceases to hold at least $3,000,000 principal amount of Notes or 3,000 shares of Convertible Preferred Stock (the “Trigger Time”), the number of Designated Directors will be permanently reduced to zero and the terms of any Designated Directors will immediately terminate and the holder will not be entitled to elect any Designated Directors.  A holder is not deemed to cease to hold Notes solely by reason of conversion into Convertible Preferred Stock or to cease to hold Convertible Preferred Stock prior to the issuance thereof.  On and after the Trigger Time, SIRVA may redeem the Series A Preferred Stock for $1.00.

Until the Trigger Time, the consent of the holder of the Series A Preferred Stock is required for (1) any amendment to the terms of the Series A Preferred Stock or (2) any amendment of the Restated Certificate of Incorporation or bylaws of SIRVA if the amendment would alter or change the powers, preferences, privileges or rights of the holders of the Series A Preferred Stock so as to affect them adversely.  Other than as described above or as required by applicable law, the holder of the Series A

Preferred Stock has no voting rights.  The Series A Preferred Stock is also subject to transfer restrictions as set forth in the Certificate of Designations for the Series A Preferred Stock.

Registration Rights Agreement

On September 29, 2006, SIRVA entered into the Registration Rights Agreement.  Pursuant to the terms of the Registration Rights Agreement, SIRVA agreed, for the benefit of the holders of the Convertible Preferred Stock, to use its reasonable best efforts to file with the Securities and Exchange Commission (the “SEC”) within 60 days after the Conversion Event and cause to become effective within 120 days after that filing deadline, a shelf registration statement with respect to the resale of the Convertible Preferred Stock and the shares of common stock issuable upon conversion thereof (the “Registrable Securities”).   Further, SIRVA is required to use its reasonable best efforts to keep the registration statement effective until the earliest of the following: (1) the sale pursuant to Rule 144 under the Securities Act or the shelf registration statement of all Registrable Securities, (2) solely with respect to persons that are not affiliates of SIRVA, two years from the last date of original issuance of the Convertible Preferred Stock (or for such period as may be required by Rule 144(k) of the Securities Act), and (3) the date on which the Convertible Preferred Stock and the shares of common stock issuable upon conversion thereof cease to be outstanding (the “Shelf Registration Period”).  In addition, with SIRVA’s consent, which consent may not be unreasonably withheld, the resale of the Registrable Securities may be effected pursuant to an underwritten offering under the shelf registration statement.  The holders of Registrable Securities are also entitled to piggy-back registration rights in underwritten public offerings of SIRVA’s equity securities, or securities or other obligations exercisable, exchangeable or convertible into equity securities, for a period of five years after the Conversion Event.

As discussed above, the dividend rate or accretion rate applicable to the Convertible Preferred Stock may be increased by 0.50% per annum if (1) SIRVA does not file a shelf registration statement within 60 days after the Conversion Event, (2) the shelf registration statement has not been declared effective by the SEC within 120 days after that filing deadline, or (3) (A) after the shelf registration statement is declared effective, it ceases to be effective prior to the end of the Shelf Registration Period or (B) the shelf registration statement or the related prospectus ceases to be usable, in the case of both (A) and (B) in the aggregate, for more than 30 days in any three-month period or an aggregate of 120 days in any 12-month period, in connection with resales of Registrable Securities covered by the shelf registration statement prior to the end of the Shelf Registration Period.

SIRVA has also agreed to pay all fees and expenses of registration under the Registration Rights Agreement other than underwriting discounts and commissions.

Voting Agreement

In connection with the sale of the Notes pursuant to the Purchase Agreement, the Purchasers entered into a voting agreement, dated as of September 29, 2006 (the “Voting Agreement”), with Clayton, Dubilier & Rice Fund V Limited Partnership and Clayton, Dubilier & Rice Fund VI Limited Partnership (together, the “Stockholders”).  Pursuant to the terms of the Voting Agreement, the Stockholders agreed to vote all of their shares of SIRVA common stock in favor of approving the conversion of the Notes and related issuance of Convertible Preferred Stock.  In addition, the Stockholders agreed that they would not sell, transfer or otherwise dispose of their respective shares of SIRVA common stock or enter into any contract or other arrangement to transfer those shares to any person, unless that person agreed to be bound to the terms of the Voting Agreement.  SIRVA is an express third-party beneficiary of the Voting Agreement.

Eighth Amendment to Credit Agreement

Effective September 29, 2006, SIRVA, through its subsidiary SIRVA Worldwide, Inc. (“SIRVA Worldwide”), entered into an eighth amendment, dated September 29, 2006 (the “Eighth Amendment”), to the credit agreement, dated as of December 1, 2003 (as amended, the “Credit Agreement”), among SIRVA Worldwide, the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents parties thereto.  The lenders include affiliates of LaSalle Bank National Association and General Electric Capital Corporation, which are also “purchasers” under SIRVA’s receivables securitization facility.  Defined terms not otherwise described in this section of Item 1.01 have the meanings ascribed to them in the Credit Agreement.

Among other matters, the Eighth Amendment amended the definition of “Permitted Holder” to include the Purchasers among the enumerated entities, subject to certain exceptions, and increased the basket for Sale and Leaseback Transactions to $15,000,000 (of which not more than $5,000,000 can be in respect of properties located in the United States).  In addition, the Eighth Amendment required that SIRVA deliver its (1) audited financial statements for the year ended December 31, 2005 no later than January 31, 2007, (2) unaudited financial statements for the quarters ended March 31, 2006 and June 30, 2006 no later than December 31, 2006, (3) unaudited financial statements for the quarters ended September 30, 2006 and December 31, 2006 no later than January 31, 2007, and (4) audited financial statements for the year ended December 31, 2006 no later than June 30, 2007.

The descriptions of the Purchase Agreement, the Notes, the Convertible Preferred Stock, the Series A Preferred Stock, the Registration Rights Agreement, the Voting Agreement and the Eighth Amendment above are qualified in their entirety by reference to the actual terms of the Purchase Agreement, the form of Notes, the Certificate of Designations for the Convertible Preferred Stock, the Certificate of Designations for the Series A Preferred Stock, the Registration Rights Agreement, the Voting Agreement and the Eighth Amendment, which are attached hereto as Exhibits 10.1, 4.1, 3.1, 3.2, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

In addition, copies of SIRVA’s press releases, dated September 25, 2006 and September 29, 2006, relating to these matters, are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

SIRVA failed to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 Form 10-K”).  As a result, SIRVA is subject to the procedures specified in Section 802.01E (SEC Annual Report Timely Filing Criteria) of the New York Stock Exchange’s (the “NYSE”) Listed Company Manual.  Section 802.01E provides that the NYSE will monitor SIRVA and the filing status of the 2005 Form 10-K.  If SIRVA has not filed its 2005 Form 10-K within six months of the filing due date of the 2005 Form 10-K, the NYSE will determine whether SIRVA should be given up to an additional six months to file its 2005 Form 10-K.  The NYSE may instead commence suspension and delisting procedures.  On September 20, 2006, SIRVA requested from the NYSE an additional trading period of up to six months in order to satisfy the NYSE’s listing requirements and to maintain its listed status.  On September 28, 2006, the NYSE notified SIRVA that it had granted SIRVA a three-month additional trading period, subject to ongoing reassessment.

Item 3.02                                             Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The sale of the Notes closed on September 29, 2006.  The aggregate principal amount of Notes offered and sold was $75,000,000.  SIRVA sold the Notes to the Purchasers under an exemption from registration pursuant to Section 4(2) of the Securities Act based upon the representations of the Purchasers in the Purchase Agreement that, among other matters, they were accredited investors as defined by Rule 501(a) under the Securities Act.

Item 3.03                                             Material Modification to Rights of Security Holders.

The information provided in response to Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In accordance with the terms of the Series A Preferred Stock, ValueAct Capital nominated and the Board elected Peter H. Kamin and Kelly J. Barlow to the Board as Designated Directors, effective as of September 29, 2006.

A copy of SIRVA’s press release, dated September 29, 2006, which announced this matter, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

On September 29, 2006, SIRVA filed the Certificate of Designations for the Convertible Preferred Stock and the Certificate of Designations for the Series A Preferred Stock with the Secretary of State of the State of Delaware.  These certificates of designations amend the Restated Certificate of Incorporation of SIRVA and set forth the terms of the Convertible Preferred Stock and the Series A Preferred Stock.  These amendments became effective upon filing.

The Certificate of Designations for the Convertible Preferred Stock and the Certificate of Designations for the Series A Preferred Stock are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01               Other Events.

Press Releases

On September 25, 2006, SIRVA issued a press release announcing, among other matters, the offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 29, 2006, SIRVA issued a press release announcing, among other matters, the closing of the sale of the Notes, the Eighth Amendment and the NYSE trading extension. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired.

Not applicable.

(b)          Pro Forma Financial Information.

Not applicable.

(c)           Shell Company Transactions.

Not applicable.

(d)          Exhibits

3.1	Certificate of Designations of 8.00% Convertible Perpetual Preferred Stock of SIRVA, Inc.

3.2	Certificate of Designations of Series A Preferred Stock of SIRVA, Inc.

4.1	Form of 10.00% Convertible Notes Due June 1, 2011.

10.1	Securities Purchase Agreement, dated as of September 25, 2006, among SIRVA, Inc., ValueAct Capital Master Fund, L.P. and MLF Offshore Portfolio Company, L.P.

10.2	Registration Rights Agreement, dated as of September 29, 2006, among SIRVA, Inc., ValueAct Capital Master Fund, L.P. and MLF Offshore Portfolio Company, L.P.

10.3

Voting Agreement, dated as of September 29, 2006, among ValueAct Capital Master Fund, L.P., MLF Offshore Portfolio Company, L.P., Clayton, Dubilier & Rice Fund V Limited Partnership and Clayton, Dubilier & Rice Fund VI Limited Partnership.

10.4

Eighth Amendment, dated as of September 29, 2006, to the Credit Agreement, dated as of December 1, 2003, as amended, among SIRVA Worldwide, Inc., the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and the other agents parties thereto.

99.1	Press Release, dated September 25, 2006.

99.2	Press Release, dated September 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: September 29, 2006

	By:	/s/ Eryk J. Spytek
	Name:	Eryk J. Spytek
	Title:	Senior Vice President, General Counsel &
Secretary

Exhibit Index

Exhibit	Description
3.1	Certificate of Designations of 8.00% Convertible Perpetual Preferred Stock of SIRVA, Inc.

3.2	Certificate of Designations of Series A Preferred Stock of SIRVA, Inc.

4.1	Form of 10.00% Convertible Notes Due June 1, 2011.

10.1	Securities Purchase Agreement, dated as of September 25, 2006, among SIRVA, Inc., ValueAct Capital Master Fund, L.P. and MLF Offshore Portfolio Company, L.P.

10.2	Registration Rights Agreement, dated as of September 29, 2006, among SIRVA, Inc., ValueAct Capital Master Fund, L.P. and MLF Offshore Portfolio Company, L.P.

10.3

Voting Agreement, dated as of September 29, 2006, among ValueAct Capital Master Fund, L.P., MLF Offshore Portfolio Company, L.P., Clayton, Dubilier & Rice Fund V Limited Partnership and Clayton, Dubilier & Rice Fund VI Limited Partnership.

10.4

Eighth Amendment, dated as of September 29, 2006, to the Credit Agreement, dated as of December 1, 2003, as amended, among SIRVA Worldwide, Inc., the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and the other agents parties thereto.

99.1	Press Release, dated September 25, 2006.

99.2	Press Release, dated September 29, 2006.